Exhibit 99.1

Camping World Holdings, Inc. Reports Third Quarter 2021 Results

And Raises Full Year Guidance

LINCOLNSHIRE, IL – November 2, 2021 (BUSINESS WIRE) -- Camping World Holdings, Inc. (NYSE: CWH) (the “Company”), America’s Recreation Dealer, today reported results for the third quarter ended September 30, 2021.

Third Quarter Operating Highlights(1)

●	Revenue was a third quarter record $1.917 billion, an increase of $237.8 million, or 14.2%.
●	Gross profit was $691.4 million, an increase of $158.2 million, or 29.7%, and gross margin was 36.1%, an increase of 431 basis points.
●	Net income was $189.3 million, an increase of $34.5 million, or 22.3%. Net income margin was 9.9% versus 9.2% for the third quarter of 2020.
●	Diluted earnings per share of Class A common stock was $1.72 and adjusted earnings per share - diluted(2) of Class A common stock was $1.98.
●	Adjusted EBITDA(2) was a $288.0 million, an increase of $71.0 million, or 32.7%, and adjusted EBITDA margin(2) was 15.0% for the third quarter versus 12.9% for the third quarter of 2020.
●	Vehicle inventories were $1.4 billion, an increase of $433.8 million: new vehicle inventories were $723.6 million, an increase of $166.5 million, and used vehicle inventories were $391.5 million, an increase of $267.3 million.
●	On September 30, 2021, we entered into an Eighth Amended and Restated Credit Agreement governing our floor plan facility which allows us to borrow $1.70 billion of floor plan notes payable and, up to $70.0 million under the revolving line of credit, and extended the term to 2026.

2021 Adjusted EBITDA Guidance Update

Marcus Lemonis, Chairman and CEO of Camping World Holdings, Inc. stated, “Our team’s strong performance for the quarter has allowed us to reach a Company-high Trailing Twelve-Month Adjusted EBITDA(2) of $902 million. As a result, we are raising our 2021 fiscal year guidance(3) from Adjusted EBITDA of $840 million to $860 million to a revised Adjusted EBITDA of $915 million to $930 million.”

(1)	Unless otherwise indicated, all financial comparisons in this press release compare our financial results for the third quarter ended September 30, 2021 to our financial results from the third quarter ended September 30, 2020.
(2)	Adjusted earnings per share – diluted, adjusted EBITDA, adjusted EBITDA Margin, and Trailing Twelve-Month Adjusted EBITDA are non-GAAP measures. For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, see the “Non-GAAP Financial Measures” section later in this press release. A reconciliation for the Company’s Adjusted EBITDA outlook to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to certain items. However, in 2021 the Company expects equity-based compensation of approximately $26-27 million, depreciation and amortization of approximately $62-68 million, other interest expense of approximately $46-48 million, and restructuring charges of approximately $25-27 million, each of which is a reconciling item to Net Income.
(3)	Prior guidance provided on August 3, 2021.

Stock Repurchase Program

On August 3, 2021, the Company’s Board of Directors authorized an increase in the Company’s stock repurchase program originally approved on October 30, 2020 for an additional $125.0 million of the Company’s

Class A common stock resulting in a total of $225.0 million authorized for repurchase. The Board of Directors extended the expiration of the repurchase authorization to August 31, 2023.

During the three months ended September 30, 2021, the Company repurchased 1,059,723 shares of Class A common stock under this program for approximately $41.3 million, including commissions paid, at a weighted average price per share of $39.02, which is recorded as treasury stock on the condensed consolidated balance sheets. As of September 30, 2021, the remaining approved amount for repurchases of Class A common stock under the share repurchase program was approximately $116.7 million.

Earnings Conference Call and Webcast Information

A conference call to discuss the Company’s third quarter 2021 financial results is scheduled for November 3, 2021, at 8:30 am Eastern Time. Investors and analysts can participate on the conference call by dialing (866) 548-4713 or (323) 794-2093 and using conference ID# 7568091. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investor.campingworld.com. The replay of the conference call webcast will be available on the investor relations website for approximately 90 days.

Presentation

This press release presents historical results for the periods presented for the Company and its subsidiaries, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”), unless noted as a non-GAAP financial measure. The Company’s initial public offering (“IPO”) and related reorganization transactions (“Reorganization Transactions”) that occurred on October 6, 2016 resulted in the Company as the sole managing member of CWGS Enterprises, LLC (“CWGS, LLC”), with sole voting power in and control of the management of CWGS, LLC. Despite its position as sole managing member of CWGS, LLC, the Company had a minority economic interest in CWGS, LLC through March 11, 2021. As of September 30, 2021, the Company owned 51.3% of CWGS, LLC. Accordingly, the Company consolidates the financial results of CWGS, LLC and reports a non-controlling interest in its consolidated financial statements.

About Camping World Holdings, Inc.

Camping World Holdings, Inc., headquartered in Lincolnshire, IL, (together with its subsidiaries) is America’s largest retailer of RVs and related products and services. Our vision is to build a long-term legacy business that makes RVing fun and easy, and our Camping World and Good Sam brands have been serving RV consumers since 1966. We strive to build long-term value for our customers, employees, and shareholders by combining a unique and comprehensive assortment of RV products and services with a national network of RV dealerships, service centers and customer support centers along with the industry’s most extensive online presence and a highly-trained and knowledgeable team of associates serving our customers, the RV lifestyle, and the communities in which we operate. We also believe that our Good Sam organization and family of programs and services uniquely enables us to connect with our customers as stewards of the RV enthusiast community and the RV lifestyle. With over 185 locations in 40 states, Camping World, and sister brand Gander RV & Outdoors, have grown to become prime destinations for everything RV.

For more information, please visit www.CampingWorld.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about our business plans and goals, including statements regarding the strength of our business, our long-term plan, potential stock repurchases, and our future financial results. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following:  the COVID-19 pandemic, which has had, and could have in the future, certain negative impacts on our business; our ability to execute and achieve the expected benefits of our 2019 Strategic Shift; the availability of financing to us and our customers; fuel shortages or high prices for fuel; the success of our manufacturers; general economic conditions in our markets; changes in consumer preferences; competition in our industry; risks related to acquisitions and expansion into new markets; our failure to maintain the strength and value of our brands; our ability to manage our inventory; fluctuations in our same store sales; the cyclical and seasonal nature of our business; our dependence on the availability of adequate capital and risks related to our debt; our reliance on six fulfillment and distribution centers; natural disasters, including epidemic outbreaks; risks associated with selling goods manufactured abroad; our dependence on our relationships with third party suppliers and lending institutions; our ability to retain senior executives and attract and retain other qualified employees; risks associated with leasing substantial amounts of space; regulatory risks; data privacy and cybersecurity risks; risks related to our intellectual property; the impact of ongoing or future lawsuits against us and certain of our officers and directors; and risks related to our organizational structure.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2020 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Camping World Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

(In Thousands Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue:
Good Sam Services and Plans	$46,581	$45,941	$134,354	$137,668
RV and Outdoor Retail
New vehicles	864,303	907,588	2,745,057	2,303,080
Used vehicles	519,550	298,651	1,273,944	780,226
Products, service and other	305,882	276,622	862,706	680,417
Finance and insurance, net	167,779	138,779	483,718	378,553
Good Sam Club	12,479	11,172	36,383	32,827
Subtotal	1,869,993	1,632,812	5,401,808	4,175,103
Total revenue	1,916,574	1,678,753	5,536,162	4,312,771
Costs applicable to revenue (exclusive of depreciation and amortization shown separately below):
Good Sam Services and Plans	21,637	18,600	53,241	55,693
RV and Outdoor Retail
New vehicles	612,418	730,175	2,014,206	1,909,187
Used vehicles	376,852	223,033	934,874	595,655
Products, service and other	212,444	171,666	556,542	421,276
Good Sam Club	1,847	2,130	5,586	6,510
Subtotal	1,203,561	1,127,004	3,511,208	2,932,628
Total costs applicable to revenue	1,225,198	1,145,604	3,564,449	2,988,321
Operating expenses:
Selling, general, and administrative	424,385	322,990	1,193,668	862,237
Debt restructure expense	24	—	9,055	—
Depreciation and amortization	23,552	12,304	49,297	38,949
Long-lived asset impairment	316	4,378	1,398	10,947
Lease termination	329	505	2,085	1,957
(Gain) loss on sale or disposal of assets	96	(121)	7	662
Total operating expenses	448,702	340,056	1,255,510	914,752
Income from operations	242,674	193,093	716,203	409,698
Other expense:
Floor plan interest expense	(3,125)	(3,015)	(9,886)	(16,717)
Other interest expense, net	(11,250)	(12,896)	(35,262)	(42,101)
Loss on debt restructure	—	—	(1,390)	—
Tax Receivable Agreement liability adjustment	—	—	(3,520)	—
Other expense, net	(122)	—	(77)	—
Total other expense	(14,497)	(15,911)	(50,135)	(58,818)
Income before income taxes	228,177	177,182	666,068	350,880
Income tax expense	(38,869)	(22,398)	(83,259)	(47,003)
Net income	189,308	154,784	582,809	303,877
Less: net income attributable to non-controlling interests	(109,605)	(96,734)	(331,596)	(195,910)
Net income attributable to Camping World Holdings, Inc.	$79,703	$58,050	$251,213	$107,967

Earnings per share of Class A common stock:
Basic	$1.75	$1.46	$5.57	$2.81
Diluted	$1.72	$1.44	$5.49	$2.77
Weighted average shares of Class A common stock outstanding:
Basic	45,628	39,880	45,072	38,356
Diluted	47,022	40,872	46,433	89,882

Camping World Holdings, Inc.

Supplemental Data

	Three Months Ended September 30,		Increase		Percent
	2021	2020	(decrease)		Change
Unit sales
New vehicles	18,748	23,177	(4,429)		(19.1)%
Used vehicles	13,631	10,530	3,101		29.4%
Total	32,379	33,707	(1,328)		(3.9)%

Average selling price
New vehicles	$46,101	$39,159	$6,942		17.7%
Used vehicles	$38,115	$28,362	$9,753		34.4%

Same store unit sales(1)
New vehicles	16,302	22,842	(6,540)		(28.6)%
Used vehicles	12,150	10,380	1,770		17.1%
Total	28,452	33,222	(4,770)		(14.4)%

Same store revenue(1) ($ in 000's)
New vehicles	$758,401	$894,982	$(136,581)		(15.3)%
Used vehicles	468,354	294,142	174,212		59.2%
Products, service and other	198,476	207,060	(8,584)		(4.1)%
Finance and insurance, net	148,420	137,087	11,333		8.3%
Total	$1,573,651	$1,533,271	$40,380		2.6%

Average gross profit per unit
New vehicles	$13,435	$7,655	$5,781		75.5%
Used vehicles	$10,469	$7,181	$3,287		45.8%
Finance and insurance, net per vehicle unit	$5,182	$4,117	$1,065		25.9%
Total vehicle front-end yield(2)	$17,368	$11,624	$5,744		49.4%

Gross margin
Good Sam Services and Plans	53.5%	59.5%	(596)	bps
New vehicles	29.1%	19.5%	960	bps
Used vehicles	27.5%	25.3%	215	bps
Products, service and other	30.5%	37.9%	(739)	bps
Finance and insurance, net	100.0%	100.0%	unch.	bps
Good Sam Club	85.2%	80.9%	426	bps
Subtotal RV and Outdoor Retail	35.6%	31.0%	466	bps
Total gross margin	36.1%	31.8%	431	bps

Inventories ($ in 000's)
New vehicles	$723,593	$557,070	$166,523		29.9%
Used vehicles	391,466	124,167	267,299		215.3%
Products, parts, accessories and misc.	246,063	246,485	(422)		(0.2)%
Total RV and Outdoor Retail inventories	$1,361,122	$927,722	$433,400		46.7%

Vehicle inventory per location ($ in 000's)
New vehicle inventory per dealer location	$4,111	$3,665	$446		12.2%
Used vehicle inventory per dealer location	$2,224	817	$1,407		172.2%

Vehicle inventory turnover(3)
New vehicle inventory turnover	3.5	2.7	0.8		28.3%
Used vehicle inventory turnover	4.3	5.2	(1.0)		(18.4)%

Retail locations
RV dealerships	176	152	24		15.8%
RV service & retail centers	10	10	—		0.0%
Subtotal	186	162	24		14.8%
Other retail stores	1	1	—		0.0%
Total	187	163	24		14.7%

Other data
Active Customers(4)	5,458,531	5,273,707	184,824		3.5%
Good Sam Club members	2,185,100	2,074,264	110,836		5.3%
Service bays (5)	2,599	2,217	382		17.2%
Finance and insurance gross profit as a % of total vehicle revenue	12.1%	11.5%	62	bps	n/a
Same store locations	158	n/a	n/a		n/a

	Nine Months Ended September 30,		Increase		Percent
	2021	2020	(decrease)		Change
Unit sales
New vehicles	66,362	64,553	1,809		2.8%
Used vehicles	38,269	30,830	7,439		24.1%
Total	104,631	95,383	9,248		9.7%

Average selling price
New vehicles	$41,365	$35,677	$5,688		15.9%
Used vehicles	$33,289	$25,307	$7,982		31.5%

Same store unit sales(1)
New vehicles	59,872	63,520	(3,648)		(5.7)%
Used vehicles	34,955	30,365	4,590		15.1%
Total	94,827	93,885	942		1.0%

Same store revenue(1) ($ in 000's)
New vehicles	$2,487,827	$2,266,585	$221,242		9.8%
Used vehicles	1,173,264	768,159	405,105		52.7%
Products, service and other	580,114	504,614	75,500		15.0%
Finance and insurance, net	441,428	373,396	68,032		18.2%
Total	$4,682,633	$3,912,754	$769,879		19.7%

Average gross profit per unit
New vehicles	$11,013	$6,102	$4,911		80.5%
Used vehicles	8,860	5,987	2,873		48.0%
Finance and insurance, net per vehicle unit	4,623	3,969	654		16.5%
Total vehicle front-end yield(2)	14,849	10,033	4,815		48.0%

Gross margin
Good Sam Services and Plans	60.4%	59.5%	83	bps
New vehicles	26.6%	17.1%	952	bps
Used vehicles	26.6%	23.7%	296	bps
Products, service and other	35.5%	38.1%	(260)	bps
Finance and insurance, net	100.0%	100.0%	unch.	bps
Good Sam Club	84.6%	80.2%	448	bps
Subtotal RV and Outdoor Retail	35.0%	29.8%	524	bps
Total gross margin	35.6%	30.7%	491	bps

Inventories ($ in 000's)
New vehicles	$723,593	$557,070	$166,523		29.9%
Used vehicles	391,466	124,167	267,299		215.3%
Products, parts, accessories and misc.	246,063	246,485	(422)		(0.2)%
Total RV and Outdoor Retail inventories	$1,361,122	$927,722	$433,400		46.7%

Vehicle inventory per location ($ in 000's)
New vehicle inventory per dealer location	$4,111	$3,665	$446		12.2%
Used vehicle inventory per dealer location	2,224	817	1,407		172.2%

Vehicle inventory turnover(3)
New vehicle inventory turnover	3.5	2.7	0.8		28.3%
Used vehicle inventory turnover	4.3	5.2	(1.0)		(18.4)%

Retail locations
RV dealerships	176	152	24		15.8%
RV service & retail centers	10	10	—		0.0%
Subtotal	186	162	24		14.8%
Other retail stores	1	1	—		0.0%
Total	187	163	24		14.7%

Other data
Active Customers(4)	5,458,531	5,273,707	184,824		3.5%
Good Sam Club members	2,185,100	2,074,264	110,836		5.3%
Service bays (5)	2,599	2,217	382		17.2%
Finance and insurance gross profit as a % of total vehicle revenue	12.0%	12.3%	(24)	bps	n/a
Same store locations	158	n/a	n/a		n/a

(1) Our same store revenue and units calculations for a given period include only those stores that were open both at the end of the corresponding period and at the beginning of the preceding fiscal year.

(2) Front end yield is calculated as gross profit from new vehicles, used vehicles and finance and insurance (net), divided by combined new and used retail units sold.

(3) Inventory turnover calculated as vehicle costs applicable to revenue divided by average quarterly ending vehicle inventory over the last twelve months.

(4) An Active Customer is a customer who has transacted with us in any of the eight most recently completed fiscal quarters prior to the date of measurement.

(5) A service bay is a fully-constructed bay dedicated to service, installation, and collision offerings.

Camping World Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets (unaudited)

($ in Thousands Except Per Share Amounts)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$132,795	$166,072
Contracts in transit	104,902	48,175
Accounts receivable, net	113,831	83,422
Inventories	1,361,122	1,136,345
Prepaid expenses and other assets	44,959	60,211
Total current assets	1,757,609	1,494,225
Property and equipment, net	490,608	367,898
Operating lease assets	778,268	769,487
Deferred tax assets, net	221,695	165,708
Intangible assets, net	29,579	30,122
Goodwill	483,553	413,123
Other assets	25,279	15,868
Total assets	$3,786,591	$3,256,431
Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$213,257	$148,462
Accrued liabilities	240,696	137,688
Deferred revenues	100,687	88,213
Current portion of operating lease liabilities	63,091	62,405
Current portion of finance lease liabilities	2,923	2,240
Current portion of Tax Receivable Agreement liability	12,330	8,089
Current portion of long-term debt	12,183	12,174
Notes payable – floor plan, net	520,697	522,455
Other current liabilities	76,412	53,795
Total current liabilities	1,242,276	1,035,521
Operating lease liabilities, net of current portion	813,076	804,555
Finance lease liabilities, net of current portion	40,952	27,742
Tax Receivable Agreement liability, net of current portion	167,521	137,845
Revolving line of credit	20,885	20,885
Long-term debt, net of current portion	1,075,400	1,122,675
Deferred revenues	72,716	61,519
Other long-term liabilities	67,865	54,920
Total liabilities	3,500,691	3,265,662
Commitments and contingencies
Stockholders' equity (deficit):
Preferred stock, par value $0.01 per share – 20,000,000 shares authorized; none issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Class A common stock, par value $0.01 per share – 250,000,000 shares authorized; 47,264,560 issued and 44,843,825 outstanding as of September 30, 2021 and 43,083,008 issued and 42,226,389 outstanding as of December 31, 2020	470	428
Class B common stock, par value $0.0001 per share – 75,000,000 shares authorized; 69,066,445 issued as of September 30, 2021 and December 31, 2020; and 42,007,663 and 45,999,132 outstanding as of September 30, 2021 and December 31, 2020	4	5
Class C common stock, par value $0.0001 per share – one share authorized, issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Additional paid-in capital	97,324	63,342
Treasury stock, at cost; 2,136,563 and 572,447 shares as of September 30, 2021 and December 31, 2020	(80,605)	(15,187)
Retained earnings (deficit)	184,553	(21,814)
Total stockholders' equity attributable to Camping World Holdings, Inc.	201,746	26,774
Non-controlling interests	84,154	(36,005)
Total stockholders' equity (deficit)	285,900	(9,231)
Total liabilities and stockholders' equity (deficit)	$3,786,591	$3,256,431

Earnings Per Share

Basic earnings per share of Class A common stock is computed by dividing net income attributable to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding during the period. Diluted earnings per share of Class A common stock is computed by dividing net income (loss) attributable to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding adjusted to give effect to potentially dilutive securities.

The following table sets forth reconciliations of the numerators and denominators used to compute basic and diluted earnings per share of Class A common stock (unaudited):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands except per share amounts)	2021	2020	2021	2020
Numerator:
Net income	$189,308	$154,784	$582,809	$303,877
Less: net income attributable to non-controlling interests	(109,605)	(96,734)	(331,596)	(195,910)
Net income attributable to Camping World Holdings, Inc. — basic	$79,703	$58,050	251,213	107,967
Add: reallocation of net income attributable to non-controlling interests from the assumed dilutive effect of stock options and RSUs	1,226	794	3,793	—
Add: reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of CWGS, LLC for Class A common stock	—	—	—	140,811
Net income attributable to Camping World Holdings, Inc. — diluted	$80,929	$58,844	$255,006	$248,778
Denominator:
Weighted-average shares of Class A common stock outstanding — basic	45,628	39,880	45,072	38,356
Dilutive options to purchase Class A common stock	138	191	157	64
Dilutive restricted stock units	1,256	801	1,204	508
Dilutive common units of CWGS, LLC that are convertible into Class A common stock	—	—	—	50,954
Weighted-average shares of Class A common stock outstanding — diluted	47,022	40,872	46,433	89,882

Earnings per share of Class A common stock — basic	$1.75	$1.46	$5.57	$2.81
Earnings per share of Class A common stock — diluted	$1.72	$1.44	$5.49	$2.77

Weighted-average anti-dilutive securities excluded from the computation of diluted earnings per share of Class A common stock:
Stock options to purchase Class A common stock	—	—	—	483
Restricted stock units	10	1,761	9	1,028
Common units of CWGS, LLC that are convertible into Class A common stock	42,635	49,609	43,731	—

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted (collectively the "Non-GAAP Financial Measures"). We believe that these Non-GAAP Financial Measures, when used in conjunction with GAAP financial measures, provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics we use in our financial and operational decision making. These Non-GAAP Financial Measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and they should not be construed as an inference that the Company’s future results will be unaffected by any items adjusted for in these Non-GAAP Financial Measures. In evaluating these Non-GAAP Financial Measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of those adjusted in this presentation. The Non-GAAP Financial Measures that we use are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define “EBITDA” as net income before other interest expense, net (excluding floor plan interest expense), provision for income tax expense and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA further adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, loss and expense on debt restructure, long-lived asset impairment, lease termination loss, gains and losses on sale or disposal of assets, equity-based compensation, Tax Receivable Agreement liability adjustment, restructuring costs related to the 2019 Strategic Shift, and other unusual or one-time items. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue. We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin in the same manner. We present EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these Non-GAAP Financial Measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Trailing Twelve-Month (“TTM”) Adjusted EBITDA to the most directly comparable GAAP financial performance measures, which are net income (loss) and net income (loss) margin, respectively (unaudited):

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
($ in thousands)	2021	2020	2021	2020
EBITDA:
Net income	$189,308	$154,784	$582,809	$303,877
Other interest expense, net	11,250	12,896	35,262	42,101
Depreciation and amortization	23,552	12,304	49,297	38,949
Income tax expense	38,869	22,398	83,259	47,003
Subtotal EBITDA	262,979	202,382	750,627	431,930
Loss and expense on debt restructure (a)	24	—	10,445	—
Long-lived asset impairment (b)	316	4,378	1,398	10,947
Lease termination (c)	329	505	2,085	1,957
Loss (gain) on sale or disposal of assets, net (d)	96	(121)	7	662
Equity-based compensation (e)	6,913	6,201	19,069	13,695
Tax Receivable Agreement adjustment (f)	—	—	3,520	—
Restructuring costs (g)	17,362	3,689	23,439	14,562
Adjusted EBITDA	$288,019	$217,034	$810,590	$473,753

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
(as percentage of total revenue)	2021	2020	2021	2020
EBITDA margin:
Net income margin	9.9%	9.2%	10.5%	7.0%
Other interest expense, net	0.6%	0.8%	0.6%	1.0%
Depreciation and amortization	1.2%	0.7%	0.9%	0.9%
Income tax expense	2.0%	1.3%	1.5%	1.1%
Subtotal EBITDA margin	13.7%	12.1%	13.6%	10.0%
Loss and expense on debt restructure (a)	0.0%	—	0.2%	—
Long-lived asset impairment (b)	0.0%	0.3%	0.0%	0.3%
Lease termination (c)	0.0%	0.0%	0.0%	0.0%
Loss (gain) on sale or disposal of assets, net (d)	0.0%	(0.0)%	0.0%	0.0%
Equity-based compensation (e)	0.4%	0.4%	0.3%	0.3%
Tax Receivable Agreement adjustment (f)	—	—	0.1%	—
Restructuring costs (g)	0.9%	0.2%	0.4%	0.3%
Adjusted EBITDA margin	15.0%	12.9%	14.6%	11.0%

	Three Months Ended				TTM Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
($ in thousands)	2021	2021	2021	2020	2021
Trailing Twelve-Month Adjusted EBITDA:
Net income	$189,308	$246,076	$147,425	$40,338	$623,147
Other interest expense, net	11,250	11,789	12,223	12,588	47,850
Depreciation and amortization	23,552	13,044	12,701	13,032	62,329
Income tax expense	38,869	42,347	2,043	10,740	93,999
Subtotal EBITDA	262,979	313,256	174,392	76,698	827,325
Loss and expense on debt restructure (a)	24	10,421	—	—	10,445
Long-lived asset impairment (b)	316	536	546	1,406	2,804
Lease termination (c)	329	—	1,756	2,590	4,675
Loss (gain) on sale or disposal of assets, net (d)	96	10	(99)	670	677
Equity-based compensation (e)	6,913	6,047	6,109	6,966	26,035
Tax Receivable Agreement adjustment (f)	—	—	3,520	(141)	3,379
Restructuring costs (g)	17,362	3,010	3,067	3,047	26,486
Adjusted EBITDA	$288,019	$333,280	$189,291	$91,236	$901,826

(a)

Represents the loss and expense incurred on debt restructure and financing expense, which is comprised of $0.4 million in extinguishment of the original issue discount and $1.0 million in extinguishment of capitalized finance costs related to the Previous Term Loan Facility, and $9.0 million in legal and other expenses related to the New Term Loan Facility.

(b)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment, which primarily relate to locations affected by the 2019 Strategic Shift.
(c)

Represents the loss on the termination of operating leases, relating primarily to the 2019 Strategic Shift, resulting from the lease termination fees and the derecognition of the operating lease assets and liabilities.

(d)	Represents an adjustment to eliminate the gains and losses on sale or disposal of various assets.
(e)	Represents non-cash equity-based compensation expense relating to employees, directors, and consultants of the Company.
(f)	Represents an adjustment to eliminate the loss on remeasurement of the Tax Receivable Agreement primarily due to changes in our blended statutory income tax rate.
(g)

Represents restructuring costs relating to our 2019 Strategic Shift. These restructuring costs include one-time employee termination benefits relating to retail store or distribution center closures/divestitures, incremental inventory reserve charges, and other associated costs. These costs do not include lease termination costs, which are presented separately above.

Adjusted Net Income Attributable to Camping World Holdings, Inc. and Adjusted Earnings Per Share

We define “Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic” as net income (loss) attributable to Camping World Holdings, Inc. adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, loss and expense on debt restructure, long-lived asset impairment, lease termination costs, losses and gains on sale or disposal of assets, equity-based compensation, Tax Receivable Agreement liability adjustment, restructuring costs related to the 2019 Strategic Shift, other unusual or one-time items, the income tax expense effect of these adjustments, and the effect of net income attributable to non-controlling interests from these adjustments.

We define “Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted” as Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic adjusted for the reallocation of net income attributable to non-controlling interests from stock options and restricted stock units, if dilutive, or the assumed exchange, if dilutive, of all outstanding common units in CWGS, LLC for shares of newly-issued Class A common stock of Camping World Holdings, Inc.

We define “Adjusted Earnings Per Share – Basic” as Adjusted Net Income Attributable to Camping World Holdings, Inc. - Basic divided by the weighted-average shares of Class A common stock outstanding. We define “Adjusted Earnings Per Share – Diluted” as Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted divided by the weighted-average shares of Class A common stock outstanding, assuming (i) the exchange of all outstanding common units in CWGS, LLC for newly-issued shares of Class A common stock of Camping World Holdings, Inc., if dilutive, and (ii) the dilutive effect of stock options and restricted stock units, if any. We present Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted,  Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted because we consider them to be important supplemental measures of our performance and we believe that investors’ understanding of our performance is enhanced by including these Non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted to the most directly comparable GAAP financial performance measure, which is net income attributable to Camping World Holdings, Inc., in the case of the Adjusted Net Income non-GAAP financial measures, and weighted-average shares of Class A common stock outstanding – basic, in the case of the Adjusted Earnings Per Share non-GAAP financial measures:

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
(In thousands except per share amounts)	2021	2020	2021	2020
Numerator:
Net income attributable to Camping World Holdings, Inc.	$79,703	$58,050	$251,213	$107,967
Adjustments related to basic calculation:
Loss and expense on debt restructure (a):
Gross adjustment	24	—	10,445	—
Income tax expense for above adjustment (b)	(3)	—	(1,376)	—
Long-lived asset impairment (c):
Gross adjustment	316	4,378	1,398	10,947
Income tax expense for above adjustment (b)	—	—	—	(13)
Lease termination (d):
Gross adjustment	329	505	2,085	1,957
Income tax expense for above adjustment (b)	1	—	(38)	(23)
Loss (gain) on sale or disposal of assets (e):
Gross adjustment	96	(121)	7	662
Income tax expense for above adjustment (b)	3	1	5	(2)
Equity-based compensation (f):
Gross adjustment	6,913	6,201	19,069	13,695
Income tax expense for above adjustment (b)	(820)	(611)	(2,181)	(1,296)
Tax Receivable Agreement liability adjustment (g):
Gross adjustment	—	—	3,520	—
Income tax expense for above adjustment (b)	—	—	(898)	—
Restructuring costs (h):
Gross adjustment	17,362	3,689	23,439	14,562
Income tax expense for above adjustment (b)	23	(12)	(42)	(70)
Adjustment to net income attributable to non-controlling interests resulting from the above adjustments (i)	(12,091)	(8,118)	(27,580)	(23,845)
Adjusted net income attributable to Camping World Holdings, Inc. – basic	91,856	63,962	279,066	124,541
Adjustments related to diluted calculation:
Reallocation of net income attributable to non-controlling interests from the dilutive effect of stock options and restricted stock units (j)	1,892	—	—	1,700
Income tax on reallocation of net income attributable to non-controlling interests from the dilutive effect of stock options and restricted stock units (k)	(489)	—	—	(420)
Reallocation of net income attributable to non-controlling interests from the dilutive exchange of common units in CWGS, LLC (j)	—	104,852	359,176	—
Income tax on reallocation of net income attributable to non-controlling interests from the dilutive exchange of common units in CWGS, LLC (k)	—	(25,069)	(89,668)	—
Assumed income tax expense of combining C-corporations with full or partial valuation allowances with the income of other consolidated entities after the dilutive exchange of common units in CWGS, LLC (l)	—	(769)	(11,227)	—
Adjusted net income attributable to Camping World Holdings, Inc. – diluted	$93,259	$142,976	$537,347	$125,821
Denominator:
Weighted-average Class A common shares outstanding – basic	45,628	39,880	45,072	38,356
Adjustments related to diluted calculation:
Dilutive exchange of common units in CWGS, LLC for shares of Class A common stock (m)	—	49,609	43,731	—
Dilutive options to purchase Class A common stock (m)	138	191	157	64
Dilutive restricted stock units (m)	1,256	801	1,204	508
Adjusted weighted average Class A common shares outstanding – diluted	47,022	90,481	90,164	38,928

Adjusted earnings per share - basic	$2.01	$1.60	$6.19	$3.25
Adjusted earnings per share - diluted	$1.98	$1.58	$5.96	$3.23

Anti-dilutive amounts (n):
Numerator:
Reallocation of net income attributable to non-controlling interests from the anti-dilutive exchange of common units in CWGS, LLC (j)	$119,804	$—	$—	$218,054
Income tax on reallocation of net income attributable to non-controlling interests from the anti-dilutive exchange of common units in CWGS, LLC (k)	$(30,965)	$—	$—	$(56,513)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
(In thousands except per share amounts)	2021	2020	2021	2020
Assumed income tax benefit of combining C-corporations with full or partial valuation allowances with the income of other consolidated entities after the anti-dilutive exchange of common units in CWGS, LLC (l)	$1,466	$—	$—	$5,666
Denominator:
Anti-dilutive exchange of common units in CWGS, LLC for shares of Class A common stock (m)	42,635	—	—	50,954

(a)

Represents the loss and expense incurred on debt restructure and financing expense, which is comprised of $0.4 million in extinguishment of the original issue discount and $1.0 million in extinguishment of capitalized finance costs related to the Previous Term Loan Facility, and $9.0 million in legal and other expenses related to the New Term Loan Facility.

(b)

Represents the current and deferred income tax expense or benefit effect of the above adjustments, many of which are related to entities with full valuation allowances for which no tax benefit can be currently recognized. This assumption uses an effective tax rate of 25.5% and 25.0% for the adjustments for 2021 and 2020, respectively, which represents the estimated tax rate that would apply had the above adjustments been included in the determination of our non-GAAP metric.

(c)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment, which primarily relate to locations affected by the 2019 Strategic Shift.
(d)

Represents the loss on termination of operating leases, relating primarily to the 2019 Strategic Shift, resulting from the lease termination fees and the derecognition of the operating lease assets and liabilities.

(e)	Represents an adjustment to eliminate the losses and gains on sale or disposal of various assets.
(f)	Represents non-cash equity-based compensation expense relating to employees, directors, and consultants of the Company.
(g)	Represents an adjustment to eliminate the loss on remeasurement of the Tax Receivable Agreement primarily due to changes in our blended statutory income tax rate.
(h)

Represents restructuring costs relating to our 2019 Strategic Shift. These restructuring costs include one-time employee termination benefits relating to retail store or distribution center closures/divestitures, incremental inventory reserve charges, and other associated costs. These costs exclude lease termination costs, which are presented separately above.

(i)

Represents the adjustment to net income attributable to non-controlling interests resulting from the above adjustments that impact the net income of CWGS, LLC. This adjustment uses the non-controlling interest’s weighted average ownership of CWGS, LLC of 48.3% and 55.4% for the three months ended September 30, 2021 and 2020, respectively, and 49.2% and 57.1% for the nine months ended September 30, 2021 and 2020, respectively.

(j)

Represents the reallocation of net income attributable to non-controlling interests from the impact of the assumed change in ownership of CWGS, LLC from stock options, restricted stock units, and/or common units of CWGS, LLC.

(k)

Represents the income tax expense effect of the above adjustment for reallocation of net income attributable to non-controlling interests. This assumption uses an effective tax rate of 25.5% and 25.0% for the adjustments for the 2021 and 2020 periods, respectively.

(l)

Typically represents adjustments to reflect the income tax benefit of losses of consolidated C-corporations that under the Company’s current equity structure cannot be used against the income of other consolidated subsidiaries of CWGS, LLC. However, for the three and nine months ended September 30, 2021, this adjustment included the reversal of the $0.3 million expense and $14.5 million benefit, respectively, from changes in the valuation allowance for Camping World, Inc. Subsequent to the exchange of all common units in CWGS, LLC, the Company believes certain actions could be taken such that the C-corporations’ losses could offset income of other consolidated subsidiaries. The adjustment reflects the income tax benefit assuming effective tax rate of 25.5% and 25.0% during the 2021 and 2020 periods, respectively, for the losses experienced by the consolidated C-corporations for which valuation allowances have been recorded. No assumed release of valuation allowance established for previous periods were included in these amounts and the $14.5 million release of valuation allowance during the nine months ended September 30, 2021 was considered to be reversed and excluded from adjusted net income (loss) attributable to Camping World Holdings, Inc. – diluted for purposes of this calculation.

(m)	Represents the impact to the denominator for stock options, restricted stock units, and/or common units of CWGS, LLC.
(n)	The below amounts have not been considered in our adjusted earnings per share – diluted amounts as the effect of these items are anti-dilutive.

Uses and Limitations of Non-GAAP Financial Measures

Management and our board of directors use the Non-GAAP Financial Measures:

●	as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations;
●	for planning purposes, including the preparation of our internal annual operating budget and financial projections;
●	to evaluate the performance and effectiveness of our operational strategies; and

●	to evaluate our capacity to fund capital expenditures and expand our business.

By providing these Non-GAAP Financial Measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our Senior Secured Credit Facilities use EBITDA to measure our compliance with covenants such as the consolidated leverage ratio. The Non-GAAP Financial Measures have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in our unaudited consolidated financial statements included elsewhere in this press release as indicators of financial performance. Some of the limitations are:

●	such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
●	such measures do not reflect changes in, or cash requirements for, our working capital needs;
●	some of such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
●	some of such measures do not reflect our tax expense or the cash requirements to pay our taxes;
●	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
●	other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, the Non-GAAP Financial Measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these Non-GAAP Financial Measures only supplementally. As noted in the tables above, certain of the Non-GAAP Financial Measures include adjustments for loss and expense on debt restructure, long-lived asset impairment, lease termination costs, gains and loss on sale or disposal of assets, equity-based compensation, Tax Receivable Agreement liability, restructuring costs related to the 2019 Strategic Shift, other unusual or one-time items, and the income tax expense effect described above, as applicable. It is reasonable to expect that certain of these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the reconciliation tables above help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

Contacts

Investors:
InvestorRelations@campingworld.com

(866) 895-5330

Media Outlets:
Karen Porter
PR-CWGS@CampingWorld.com